Filed Pursuant to Rule 424(b)(3)
Registration No. 333-260591

BARINGS BDC, INC.

SIERRA INCOME CORPORATION

Supplement No. 1, dated February 3, 2022, to the
Proxy Statement/Prospectus, dated December 28, 2021

This supplement contains information that amends, supplements or modifies certain information contained in the prospectus of Barings BDC, Inc. (“Barings BDC”), dated December 28, 2021 (the “Prospectus”), and the definitive proxy statement of Sierra Income Corporation (“Sierra”), dated December 28, 2021 (the “Proxy Statement” and, together with the Prospectus, the “Proxy Statement/Prospectus”). This supplement is part of, and should be read in conjunction with, the Proxy Statement/Prospectus. The Proxy Statement/Prospectus has been filed with the U.S. Securities and Exchange Commission (the “SEC”), and is available free of charge at www.sec.gov or by calling Barings BDC at (888) 401-1088, by sending an email to Barings BDC at BDCinvestorrelations@barings.com or by writing to Barings BDC at 300 South Tryon Street, Suite 2500, Charlotte, North Carolina 28202, Attention: Investor Relations, or by contacting Sierra at Sierra Income Corporation, 100 Park Avenue, 16th Floor, New York, New York 10017 or by telephone at (212) 759-0777. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Proxy Statement/Prospectus.

INCORPORATION BY REFERENCE FOR BARINGS BDC

This supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	Barings BDC’s Current Report on Form 8-K (other than information furnished rather than filed) filed with the SEC on February 1, 2022 (only with respect to Item 8.01).

INCORPORATION BY REFERENCE FOR SIERRA

This supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	Sierra's Current Report on Form 8-K (other than information furnished rather than filed) filed with the SEC on December 30, 2021.

•	Sierra’s Current Report on Form 8-K (other than information furnished rather than filed) filed with the SEC on February 1, 2022.